UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      April 25, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

AdCare Health Systems, Inc. (the “Company”) has announced that it has appointed Mr. Ronald W. Fleming to serve as its Senior Vice President and Chief Financial Officer, effective May 15, 2013.

In connection with Mr. Fleming’s appointment, the Company executed an employment offer letter (the “Offer Letter”), dated April 23, 2012, which was executed and delivered to the Company by Mr. Fleming on April 25, 2013. Pursuant to the Offer Letter, the Company will employ Mr. Fleming as its Senior Vice President and Chief Financial Officer on the following terms: (i) the Company will pay to Mr. Fleming an annual base salary of $270,000, subject to increase; (ii) Mr. Fleming will be eligible to earn, based on reasonably expected performance, an annual bonus with a target amount equal to 75% of his base salary (and for fiscal year 2013 Mr. Fleming will receive a bonus of no less than $80,000); and (iii) the Company will provide to Mr. Fleming such other benefits as other executives of the Company receive, including severance pay and related benefits if Mr. Fleming’s employment is terminated by him for good reason or by the Company without cause.

In connection with Mr. Fleming’s employment, the Company will grant to Mr. Fleming: (a) 30,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), which shall vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; and (b) options to purchase 70,000 shares of the Common Stock, such options to be priced at the closing price of the Common Stock on Mr. Fleming’s first day of employment and shall vest as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant.

The Company and Mr. Fleming have also agreed to enter into an employment agreement which will contain, among other things, the terms of Mr. Fleming’s employment as detailed in the Offer Letter.

From 2001 until May 2013, Mr. Fleming, age 54, served as the Chief Financial Officer of Georgia Cancer Specialists I, P.C., where he was responsible for the financial reporting and oversight of the privately-held healthcare services company.

There are no family relationships between Mr. Fleming and any director or officer of the Company.  Except as disclosed herein, no arrangement or understanding exists between Mr. Fleming and any other person pursuant to which Mr. Fleming was appointed to serve as the Company’s Senior Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 1, 2013

ADCARE HEALTH SYSTEMS, INC.

	By:	/s/ Boyd P. Gentry
Name: Boyd P. Gentry
Title: President and Chief Executive Office